UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013 (February 21, 2013)

FEDERATED INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors of Federated Investors, Inc. (Federated) appointed Richard A. Novak as Principal Accounting Officer and Assistant Treasurer of Federated effective as of April 1, 2013. Also effective April 1, 2013, Denis McAuley III, Vice President of Federated and President of Federated Investors Trust Company, will relinquish his responsibilities as Federated's Principal Accounting Officer.

Mr. Novak, 49, is currently serving as the Fund Treasurer of Federated's U.S.-domiciled investment companies, a position he has held since January 2006 and for which he will relinquish his responsibilities effective April 1, 2013. Mr. Novak had previously served as the Controller of Federated Investors, Inc. from 1997 through 2005 and as Vice President of Finance for Federated Services Company from 1995 through 1997. Prior to joining Federated, he was an auditor at Arthur Andersen & Company and held various finance-related positions at The Mercy Hospital of Pittsburgh. Mr. Novak is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated:	February 26, 2013	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer